                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Interleaf, Inc. for the registration of 432,388 shares of its common stock and to the incorporation by reference of our report dated May 13, 1998 with respect to the consolidated financial statements and schedule of Interleaf, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                                         Ernst & Young LLP

                                                         /s/ Ernst & Young LLP


Boston, Massachusetts
March 12, 1999